EXHIBIT 11


                           READING & BATES CORPORATION
                                AND SUBSIDIARIES

       COMPUTATION OF EARNINGS PER COMMON SHARE, PRIMARY AND FULLY DILUTED
                (in thousands except share and per share amounts)

                                                Years ended December 31,
                                            ----------------------------------
                                               1995       1994         1993
                                            ----------  ----------  ----------
  PRIMARY EARNINGS (LOSS) PER SHARE:
  Weighted average number of common
   shares outstanding                       60,207,934  56,899,715  55,497,487
                                            ==========  ==========  ==========
  Income (loss) before extraordinary gain   $   18,392  $  (17,146) $    4,656
  Adjustments:
      Less dividends paid on $1.625
      Convertible Preferred Stock               (4,855)     (4,859)     (2,052)
                                            ----------  ----------  ----------
  Adjusted income (loss) before
   extraordinary gain                           13,537     (22,005)      2,604
  Extraordinary gain                             3,430           -           -
                                            ----------  ----------  ----------
  Adjusted net income (loss) applicable
   to common stockholders                   $   16,967  $  (22,005) $    2,604
                                            ==========  ==========  ==========
  Earnings (loss) per common share:
      Adjusted income (loss) before
       extraordinary gain                   $      .22  $     (.39) $      .05
      Extraordinary gain                           .06           -           -
                                            ----------  ----------  ----------
  Net earnings (loss) per common share      $      .28  $     (.39) $      .05
                                            ==========  ==========  ==========


                                                Years ended December 31,
                                            ----------------------------------
                                               1995        1994       1993
                                            ----------  ----------  ----------
FULLY DILUTED EARNINGS (LOSS) PER SHARE:*

Weighted average number of common shares
   outstanding                              60,207,934  56,899,715  55,497,487

Assume conversion of securities:
   8% Senior Subordinated Convertible
      Debentures                               783,686     743,497     703,270
   8% Convertible Subordinated Debentures       16,661      16,661      16,661
   1.625 Convertible Preferred Stock         8,663,125   8,668,010   3,704,684
                                            ----------  ----------  ----------
  Adjusted common shares outstanding        69,671,406  66,327,883  59,922,102
                                            ==========  ==========  ==========
  Adjusted net income (loss) applicable
   to common stockholders                   $   16,967  $  (22,005) $    2,604
  Adjustments:
    Interest on 8% Senior Subordinated
      Convertible Debentures                     3,173       2,731       2,351
    Interest on 8% Convertible
      Subordinated Debentures                    2,068       2,109       1,983
    Dividends paid on $1.625 Convertible
      Preferred Stock                            4,855       4,859       2,052
                                            ----------  ----------  ----------
  Adjusted net income (loss) applicable
    to common stockholders-assuming
    full dilution                           $   27,063  $  (12,306) $    8,990
                                            ==========  ==========  ==========
  Net income (loss) per common share
   - assuming full dilution                 $      .39  $     (.19) $      .15
                                            ==========  ==========  ==========

  * This calculation is submitted in accordance with Regulation S-K item
  601(b)(11) although it is contrary to paragraph 40 Of APB Opinion No. 15 because it produces an anti-dilutive result.